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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


BioShield Technologies, Inc.
Atlanta, Georgia

We have issued our report dated August 5, 1998, accompanying the financial statements and schedules of BioShield Technologies, Inc. contained in the Registration Statement and Prospectus on Form SB-2. We hereby consent to the incorporation by reference of said report in the Registration Statement of BioShield Technologies, Inc. on Form S-8 dated May 19, 1999.


/s/ Grant Thornton LLP


Atlanta, Georgia
May 19, 1999